Exhibit 10(i)

     AMENDMENT TO THE 1993 LONG-TERM INCENTIVE PLAN OF
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           THE BANK OF NEW YORK COMPANY, INC.
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     WHEREAS, the 1993 Long-Term Incentive Plan of The Bank of
New York Company, Inc. (the "Plan") was established, effective as of January 1, 1993; and

     WHEREAS, Section 17 of the Plan provides that the Board of Directors of The Bank of New York Company, Inc. may amend the
Plan at any time; and

     WHEREAS, the Board of Directors desires to amend the Plan.

     NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended, effective as of March 11, 1997, by replacing the last sentence of Section 8 therein with the following:

     In no event may any Participant receive stock options with respect to more than 750,000 shares of Stock in any calendar year beginning after December 31, 1996.

     AND IT IS FURTHER RESOLVED, that the appropriate officers of the Company are authorized and directed to deliver such documents and to perform such other acts as may, in the opinion of the officer or officers so acting, be deemed necessary or desirable to carry out the foregoing resolution.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 11 day of March, 1997.
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                                       /s/ Alan R. Griffith
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ATTEST:

/s/ Jacqueline R. McSwiggan
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Assistant Secretary